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EXHIBIT 10.11

                                    AGREEMENT

      This Agreement ("Agreement") is entered into by and between Yamhill Valley Vineyards, Inc., an Oregon corporation ("Yamhill"), and David Anderson, an individual ("Anderson").

                                    RECITALS

      A. Anderson owns certain real property located at 17450 SW Oldsville Rd., McMinnville, Oregon 97128 in Yamhill County, Oregon (the "Subject Property").

      B. Anderson desires to develop a 12 acre vineyard on the Subject Property to produce Pinot Noir grapes (the "Vineyard").

      C. Yamhill is a winery which is in the business of producing wines from the Pinot family of grapes, including, but not limited to, Pinot Noir, and Yamhill desires to assist Anderson with the development of the Vineyard.

                                    AGREEMENT

     The parties hereby agree as follows:

      1. Development and Management of Vineyard. Yamhill will provide the following to Anderson in connection with the development and management of the
Vineyard:

            a. Yamhill will advance such funds to Anderson as may be reasonably necessary to allow Anderson to develop and manage the Vineyard; provided, that, the aggregate amount of such funds shall not exceed $75,000 without the prior written consent of Yamhill, which consent may be withheld at Yamhill's sole and complete discretion;

            b. Anderson shall consult with Yamhill with respect to all viticultural matters which impact the quality of the grapes produced in the Vineyard; and

            c. Anderson shall consult with Yamhill to determine the appropriate dates to harvest the grapes produced in the Vineyard.

      2. Compensation. In exchange for the advancement of funds and the provision of services under this Agreement, Anderson hereby agrees to deliver to Yamhill, without additional consideration therefor, Pinot Noir grapes grown in the Vineyard on the following terms and conditions:

            a. The quantity of Pinot Noir grapes to be delivered by Anderson to Yamhill shall be determined by dividing (i) the sum of the amount of the funds so advanced plus all labor costs and supply costs incurred by Yamhill in performing its obligations under this Agreement less the value of grapes previously delivered by Anderson to Yamhill under this Section 2, by (ii) the average price per ton for Yamhill County grapes as published in the Oregon Vineyard Report from
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the Oregon Agricultural Statistics Service for the year prior to the year in which such grapes are harvested. The total quantity to be delivered shall be determined to the nearest 1/100th ton.

            b. The Pinot Noir grapes shall be delivered from the first harvest of Pinot Noir grapes from the Vineyard determined by Yamhill, in its sole discretion, to be of commercial quality. In the event that such harvest produces a quantity of Pinot Noir grapes of commercial quality which is less than the quantity required to be delivered by Anderson under subsection 2(a) above, then all of the Pinot Noir grapes of commercial quality produced by the Vineyard shall be delivered to Yamhill and the remaining amount of Pinot Noir grapes required to be delivered by Anderson under subsection 2(a) above shall be delivered out of subsequent harvest(s).

      3. Harvest. Anderson, after consultation and with the consent of Yamhill's winemaker and viticulturist, shall determine the appropriate dates to harvest the Pinot Noir grapes. Anderson shall be responsible for harvesting the Pinot Noir grapes and transporting them to Yamhill's place of business.

      4. Quality Standards. Prior to delivery to Yamhill, the Pinot Noir grapes shall be sampled and tasted. Any Pinot Noir grapes determined by Yamhill, in its sole discretion, to be of unacceptable quality may be rejected by Yamhill.

      5. Title and Risk of Loss. Title and risk of loss to the Pinot Noir grapes will pass to Yamhill upon acceptance by Yamhill at Yamhill's place of business pursuant to Section 4 above.

      6. Attorney Fees. The prevailing party in any litigation required to enforce or interpret any term of this Agreement is entitled to recover its reasonable attorney fees, costs and disbursements, and any attorney fees, costs and disbursements on appeal or in any bankruptcy proceeding including, but not limited to, motions for relief of stay or adversary proceedings or those terms as defined under the bankruptcy code.

      7. Choice of Laws; Jurisdiction. This Agreement will be governed by the laws of the State of Oregon. In the event of a dispute arising under or related to this Agreement, both parties consent to jurisdiction in the state courts located in Yamhill County, Oregon, and agree that such courts will be the exclusive venue for the resolution of such dispute.

      8. Amendment. No part of this Agreement shall be amended or modified except by the written consent of both parties.

      9. Term. Either party may terminate this Agreement upon 30 days' prior written notice to the other party at the party's principal place of business; provided, that Anderson may not terminate this Agreement unless prior to such termination Anderson has fulfilled his obligations under Section 2 of this Agreement.


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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth below.

                                              Yamhill Valley Vineyards, Inc.

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                                              By: Denis R. Burger, President
                                              Date:
                                                    ----------------------------

                                              ----------------------------------
                                              David Anderson
                                              Date:
                                                    ----------------------------

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